TABLE OF SCHEDULES AND EXHIBITS
TO ASSET PURCHASE AGREEMENT

by and between

HOLLISTER & BLACKSMITH, INC. doing business as
AMERICAN CANNABIS COMPANY,
A wholly-owned subsidiary of
AMERICAN CANNABIS COMPANY, INC.

and

MEDIHEMP, LLC, and Its Wholly Owned Subsidiary, SLAM ENTERPRISES, LLC, and MEDICAL CANNABIS CAREGIVERS, INC., collectively doing business as NATURALEAF

Schedule 3.11(a)
Employees

Name	Department	Job Title	Hourly/Salary
Shanna Nance	Dispensary Management	General Manager	$33.00 per hour
Justin Shinn	Grow Manager	Grow Operation Support	$28.00 per hour
Courtney Stuart	Purchasing Management	Manager	$17.50 per hour
Sarah Shakleford		Budtender	$15.00 per hour
Jamie Riley	Dispensary Management	Purchasing Manager	$18.00 per hour
Colin Marshall		Trim Team/Metrc Manager	$17.50 per hour
Benjamin Shinn	Grow	Veg. Room Manager	$17.10 per hour
Thomas Brumfield	Grow	Team Manager	$21.00 per hour
Skyler Raynard	Grow	Trim Team	$15.00 per hour
Steven Royce	Grow	Trim Team	$14.00 per hour
Devin Sanchez	Grow	Grow Team	$15.00 per hour
Chris Mullins	Grow	Trim Team	$14.00 per hour
Kayla Jones	Grow	Trim Team	$15.00 per hour
Trevor Meschelle	MIP		$14.00 per hour
John Zamora	Grow	Trim Team	$14.00 per hour
Krista Yodev			$14.00 per hour
Ahvihanna Vasquez		Budtender	$15.00 per hour
Lily King		Budtender	$14.00 per hour
Sarie Shotwell		Budtender	$14.00 per hour
Ashley Roderick		Budtender	$13.00 per hour
Karina Romaniello		Budtender	$13.00 per hour
Jessie Willard		Budtender	$13.00 per hour